                                                                     EXHIBIT 4.1

 SEE REVERSE SIDE FOR CERTAIN DEFINITIONS AND AVAILABILITY OF A FULL STATEMENT DESCRIBING THE CORPORATION'S CAPITAL STOCK, THE RIGHTS AND CERTAIN RESTRICTIONS
                          ON TRANSFER AND REDEMPTION

         COMMON STOCK                    [LOGO]                COMMON STOCK

 INCORPORATED UNDER THE LAWS      IRT PROPERTY COMPANY        SEE REVERSE FOR
   OF THE STATE OF GEORGIA                                  CERTAIN DEFINITIONS



       THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, N.Y. OR ATLANTA, GA.

THIS CERTIFIES THAT                                            CUSIP 450058 10 2

IS THE OWNER OF

         FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK, PAR VALUE $1.00 PER SHARE, OF IRT Property Company transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

        Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated

COUNTERSIGNED AND REGISTERED:
         SUNTRUST BANK, ATLANTA                           CHAIRMAN AND PRESIDENT

                                AS TRANSFER AGENT
                                  AND REGISTRAR

                               AUTHORIZED SIGNATURE                    SECRETARY

The Corporation will furnish to any shareholder upon request and without charge, a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of capital stock authorized to be issued, and the variations and the relative rights and preferences between shares of each series of preferred or other capital stock insofar as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

ARTICLE X OF THE CORPORATION'S AMENDED AND RESTATED ARTICLES OF INCORPORATION

         If the Directors shall, at any time when the corporation is being, or intended to be, operated in a manner so as to qualify as a real estate investment trust under the Internal Revenue Code, be of the good faith opinion that direct or indirect ownership of shares of the corporation has or may become concentrated to an extent which is contrary to the requirements of Section 856(a)(5) and (6) of the Internal Revenue Code, then the Directors shall have the power (i) to call for redemption a number of such concentrated shares sufficient, in the opinion of the Directors, to maintain or bring the direct or indirect ownership of shares of the corporation into conformity with the requirements of said Section 856(a)(5) and (6) and (ii) to refuse to transfer shares to any person whose acquisition of the shares in question would, in the opinion of the Directors, result in a violation of said Section 856(a)(5) or
(6). The redemption price shall be equal to the fair market value of the shares as reflected in the latest bid quotation for the shares (if then traded over-the-counter) or the closing price (if then listed on a national securities exchange) on the business day preceding the day on which notice of redemption is sent, or, if no quotations or closing sale price for the shares are available as otherwise determined in good faith by the Directors. From and after the date fixed for redemption by the Directors, the holder of any shares so called for redemption shall cease to be entitled to dividends, voting rights and other benefits with respect to such shares excepting only the right to payment of the redemption price fixed as aforesaid. For the purpose of this Article, (a) the term "person" shall include any "individual" which term, in turn, shall be construed as defined in Section 542(a)(2) of the Internal Revenue Code, and (b) "ownership" of shares shall be determined as provided in Section 544 of the Internal Revenue Code. References herein to provisions of the Internal Revenue Code as in effect on the date of the incorporation of the corporation shall include references to any successor provision of said Code as subsequently amended of similar import.

         Notwithstanding the provisions of this Article X, nothing in these Articles of Incorporation will preclude the settlement of any trade entered into through the facilities of the New York Stock Exchange.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:


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TEN COM - as tenant in common           UNIF GIFT MIN ACT-______Custodian_______
TEN ENT - as tenants by the entireties                    (Cust)         (Minor)
JT TEN  - as joint tenants with right of
          survivorship and not as tenants        Under Uniform Gifts to Minors
          in common                               Act_________
                                                      (State)

         Additional abbreviations may also be used though not in the above list.

For Value Received, _______________________hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE
                [BOX]


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   (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF
                                   ASSIGNEE)

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                                                                          Shares
--------------------------------------------------------------------------

of the Common Stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________________________ Attorney to transfer the said shares on the books of the within named Corporation with full power of substitution in the premises.

Dated
     -------------------------


                                        ----------------------------------------

                               NOTICE:  THE SIGNATURE TO THIS AGREEMENT
                                        MUST CORRESPOND WITH THE NAME AS
                                        WRITTEN UPON THE FACE OF THE
                                        CERTIFICATE IN EVERY PARTICULAR,
                                        WITHOUT ALTERATION OF ENLARGEMENT
                                        OR ANY CHANGE WHATEVER.





             SIGNATURE(S) GUARANTEED:
                                        ----------------------------------------
                                        THE SIGNATURE(S) SHOULD BE GUARANTEED
                                        BY AN ELIGIBLE GUARANTOR INSTITUION
                                        (BANKS, STOCKBROKERS, SAVINGS AND
                                        LOAN ASSOCIATIONS AND CREDIT UNIONS
                                        WITH MEMBERSHIP IN AN APPROVED
                                        SIGNATURE GUARANTEE MEDALLION
                                        PROGRAM), PURSUANT TO S.E.C. RULE
                                        17Ad-15.

Until the Separation Time (as defined in the Rights Agreement referred to below), this certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement, dated as of August 21, 1998 (as such may be amended from time to time, the "Rights Agreement"), between IRT Property Company (the "Company") and SunTrust Bank, Atlanta, as Rights Agent, the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, may become exercisable for securities or assets of the Company or of another entity, may be exchanged for shares of Common Stock or other securities or assets of the Company, may expire, may become void (if they are "Beneficially Owned" by an "Acquiring Person" or an Affiliate or Associate thereof, as such terms are defined in the Rights Agreement, or by any transferee of any of the foregoing) or may be evidenced by separate certificates and may no longer be evidenced by this certificate. The Company will mail or arrange for the mailing of a copy of the Rights Agreement to the holder of this certificate without charge promptly after the receipt of a written request therefore.